Exhibit 10.3

FORM OF PERFORMANCE SHARE AWARD AGREEMENT

UNDER THE ANIKA THERAPEUTICS, INC.
2003 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Target Shares:                                     (assuming 100% attainment of the Performance Measures (as defined below))

Final Acceptance Date:                                  , 20

Pursuant to Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Anika Therapeutics, Inc. (the “Company”) hereby makes a Performance Share Award (an “Award”) consisting of a number of shares of Restricted Stock to the Grantee named above as determined in accordance with the terms of this Award Agreement.  No shares of Restricted Stock shall be issued unless the provisions of Paragraph 2 are satisfied.

1.             Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Award Agreement.

2.             Issuance of Restricted Stock.

(a)           The actual number of shares of Restricted Stock to be issued to Grantee will vary (from         % to         % of the number of Target Shares) depending upon the Company’s EBITDA and Revenue Annual Growth for the fiscal year ending December 31, 20       (“Performance Period”) as set forth on Exhibit A to this Award (“Performance Measures”).  The Committee shall review the Company’s audited financial statements promptly after their preparation each year to determine the percentage of the Target Shares to be issued, if any, based upon achievement of the Performance Measures for such Performance Period.  Where achievement of the Performance Measures is between two end points of the Performance Measures, the percentage of Target Shares to be issued shall be rounded up to the next higher category.

(b)           Upon the date (“Grant Date”) on which the Committee makes a determination and certification that the Company has achieved the Performance Measures at the levels set forth on Exhibit A for the Performance Period, the number of shares of Restricted Stock determined pursuant to this Paragraph 2 shall be issued and delivered to the Grantee, either via book entry or actual stock certificates, provided that the Grantee is an employee of the Company or a Subsidiary on such Grant Date.  The Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 3 below.

3.             Restrictions and Conditions.

(a)           Any book entries or certificates evidencing the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)           Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)           If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, any shares that have not vested shall automatically be forfeited to the Company.

4.             Vesting of Restricted Stock.  Subject to the issuance of Restricted Stock pursuant to Paragraph 2, the restrictions and conditions in Paragraph 3 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee is an employee of the Company or a subsidiary on the relevant Vesting Date.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 3 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Percentage of Shares of Restricted Stock Vested	Vesting Date

33%	Grant Date

66%	First Anniversary of Grant Date

100%	Second Anniversary of Grant Date

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.  The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 4.

If on any Vesting Date all or some of the shares of Restricted Stock do not vest because the conditions of Paragraph 3 are not satisfied, then such unvested shares of Restricted Stock shall automatically and without notice terminate, be forfeited and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such forfeited shares of Restricted Stock.

5.             Dividends.  Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

6.             Change in Control.  Notwithstanding anything to the contrary elsewhere herein, if a Change of Control (as defined in the Plan) shall occur during the Performance Period, the Performance Measures shall be deemed to have been met such that the Grantee shall be entitled to receive 100% of the Target Shares if the Grantee is employed by the Company or a subsidiary on the date the Change of Control occurs.  Such Target Shares shall not be subject to any risks of forfeiture.  If a Change of Control shall occur after the Grant Date, the risks of forfeiture shall lapse with respect to all outstanding shares of Restricted Stock.

7.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

8.             Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

9.             Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued.

10.           Miscellaneous.

(a)           Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)           This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

ANIKA THERAPEUTICS, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address: